UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2005

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. (as depositor under an Indenture, dated as of November 2, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2005-1)

Structured Asset Mortgage Investments II Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-120916	30-0183252
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification Number)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 17, 2005, a single series of notes, entitled Luminent Mortgage Trust 2005-1, Mortgage-Backed Notes, Series 2005-1 (the “Notes”), were issued pursuant to an indenture, dated as of November 2, 2005 (the “Agreement”), among Luminent Mortgage Trust 2005-1, a Maryland business trust, as issuer (the “Issuer”), Wells Fargo Bank, N.A. as securities administrator (the “Securities Administrator”) and LaSalle Bank National Association, as indenture trustee (the “Indenture Trustee”).

Item 8.01 Other Events.

Description of the Mortgage Pool

The Notes, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of conventional, one- to four-family, first lien adjustable-rate and mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Loans have an aggregate principal balance of approximately $34,069,913.42 as of November 1, 2005.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of November 1, 2005, with respect to the Mortgage Loans.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of November 1, 2005, relating to Luminent Mortgage Trust 2005-1, Mortgage-Backed Notes, Series 2005-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: November 18, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Characteristics of the Mortgage Pool as of November 1, 2005, relating to Luminent Mortgage Trust 2005-1, Mortgage-Backed Notes, Series 2005-1.